This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the twenty-first day of March, 2000.



                       Great Hall Investment Funds, Inc.
                       ---------------------------------




  Witness:  /s/ Julie K. Getchell          By:  /s/ J. Scott Spiker
            -----------------------------       -----------------------------
            Julie K. Getchell                   J. Scott Spiker
            President                           Chief Executive Officer